UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 20, 2013

 Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 20, 2013, the Board of Directors (the “Board”) of Live Nation Entertainment, Inc. (“Live Nation”) elected Peggy Johnson as a member of the Board. Ms. Johnson has not been appointed to any Board committees at this time.

Ms. Johnson currently serves as Executive Vice President of Qualcomm Technologies, Inc., and President of Global Market Development, where she is responsible for commercializing new business opportunities and developing strategic relationships for the company. There is no arrangement or understanding between Ms. Johnson and any other person pursuant to which Ms. Johnson was elected as a director. There are no transactions in which Ms. Johnson has an interest requiring disclosure under Item 404(a) of Regulation S−K. In connection with her appointment to the Board, on June 20, 2013, Ms. Johnson and Live Nation entered into Live Nation’s form indemnification agreement for directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release issued by Live Nation on June 24, 2013 in respect of Ms. Johnson’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
June 24, 2013

EXHIBIT LIST

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009).
99.1	Press release issued by Live Nation Entertainment, Inc. on June 24, 2013.